SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C.  20549
__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
_________________________

Date of Report (Date of earliest event reported): March 27, 2013

MERRILL LYNCH DEPOSITOR, INC.
(on behalf of PREFERREDPLUS TRUST SERIES GSG-1)
(Exact name of registrant as specified in its charter)

Delaware	001-16809	13-3891329
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Bryant Park, 4th FL New York, New York	10036
(Address of principal executive offices)	(Zip Code)
 __________________________

Registrant’s telephone number, including area code: (646) 855-6745

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 Other Events

Item 8.01 Other Events

On March 27, 2013 The Bank of New York Mellon, as Trustee for the PreferredPLUS Trust Series GSG-1 Trust (the “Trust”), issued two press releases regarding the receipt of a notice of intended exercise on April 25, 2013 (the “Exercise Date”), of 100% of the outstanding Warrants representing the right to acquire (a) 5,360,000 of the Class A Trust Certificates at an exercise price equal to $25 for each security being exercised plus accrued and unpaid interest up to, but excluding the Exercise Date and (b) 5,360,000 of the Class B Trust Certificates at an exercise price equal to the sum of the present values, discounted at a rate of 6.125%, of the unpaid payments due, or to become due, in respect of the distributions to be made to the Class B Certificateholders by the Trust on or after the Exercise Date.   A copy of each of the press releases is attached as Exhibit 99.1 hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 27, 2013

MERRILL LYNCH DEPOSITOR, INC.
By:/s/ John Marciano
Name:John Marciano
Title:Vice President

EXHIBIT INDEX

Exhibit 99.1Two Press Releases, dated March 27, 2013